Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
419.248.8987	419.248.5748

Owens Corning Reports Third-Quarter 2013 Results

All Businesses Improve Performance over 2012

•	Roofing achieved 20 percent EBIT margins on flat revenue

•	Insulation delivered its best quarter in six years; profitable year to date

•	Composites improved EBIT by $10 million compared with last year

•	Company reaffirms 2013 outlook of at least $100 million growth in adjusted EBIT

TOLEDO, Ohio – October 23, 2013 – Owens Corning (NYSE: OC) today reported consolidated net sales of $1.32 billion in the third quarter of 2013, compared with $1.28 billion during the same period last year.

Third-quarter 2013 adjusted earnings were $63 million, or $0.53 per diluted share, compared with $40 million, or $0.34 per diluted share, during the same period one year ago. The company reported net earnings of $51 million, or $0.43 per diluted share, in the third quarter of 2013, compared to $44 million, or $0.37 per diluted share, in 2012. (See Tables 1, 2 and 3 for a discussion and reconciliation of these items.)

“We delivered improved year-on-year performance in each of our businesses,” said Mike Thaman, chairman and CEO. “Based on our year-to-date performance, we are maintaining our outlook of at least $100 million of adjusted EBIT growth.

“In the third quarter, our Roofing business sustained strong margin performance. Roofing volumes trailed the market, but have largely tracked the market on a year-to-date basis,” Thaman said. “Insulation achieved its ninth consecutive quarter of EBIT improvement and is once again a positive contributor to the company’s earnings. Composites EBIT declined sequentially due to manufacturing performance and lower volumes.”

Consolidated Third-Quarter 2013 Highlights

•	Owens Corning’s safety performance improved 6 percent year to date.

•

Adjusted EBIT in the third quarter of 2013 was $119 million, up from $81 million in the same period of 2012. In the third quarter of 2013, the company had certain items that were not the result of current operations. Before adjusting for these items, third-quarter 2013 EBIT was $106 million. This compares favorably with a third-quarter 2012 EBIT of $59 million. (See Table 2 for a reconciliation of the adjusting items).

•

During the third quarter, Owens Corning repurchased 1.4 million shares of the company’s common stock for $54 million. As of September 30, 2013, 8.6 million shares remained available for repurchase under the company’s current authorization.

•

In the quarter, the Company reached an agreement to close and sell a Composites facility in Hangzhou, China in exchange for approximately $70 million from the local government. Cash proceeds are expected to be received by the middle of 2014, and a pre-tax gain of $30 million to $40 million is expected at the transaction closing.

Outlook

The company continues to expect full-year adjusted EBIT to increase by at least $100 million over 2012.

Full-year Roofing industry shipments are expected to be down mid-single digits, primarily on lower storm activity.

In Insulation, expectations for continued growth in U.S. residential new construction, improved capacity utilization, and higher Owens Corning pricing remain unchanged.

In Composites, we expect full-year EBIT to be consistent with last year as manufacturing challenges in the third quarter have been largely resolved.

The company now expects an adjusted effective tax rate of 30 percent for 2013 due to a higher percentage of earnings coming from the United States. The cash taxes estimate remains unchanged at about $30 million due to the company’s $2.1 billion U.S. tax net operating loss carryforward.

The company’s updated 2013 estimate for general corporate expenses is about $105 million on a reduction of variable incentive compensation.

Next Earnings Announcement

Fourth-quarter and full-year 2013 results will be announced on Wednesday, February 12, 2014.

Third-Quarter Conference Call and Presentation

Wednesday, October 23, 2013

11 a.m. Eastern Time

Copyright © 2013 Owens Corning

All Callers

•	Live dial-in telephone number: U.S. 1.877.883.0383 or international +1.412.902.6506. In Canada, call 1.877.885.0477

•	Entry number: 4214-557 (Please dial in 10-15 minutes before conference call start time)

•	Live webcast: http://services.choruscall.com/links/owens131023.html

Telephone and Webcast Replay

•	Telephone replay available through Oct. 31, 2013 at 9 a.m. U.S. 1.877.344.7529 or international +1.412.317.0088

•	Conference replay number: 100-33-717

•	Replay of webcast also available at http://services.choruscall.com/links/owens131023.html

•	Webcast available until April 23, 2014

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at:
http://www.owenscorning.com/investors

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 Company for 59 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Celebrating its 75th anniversary in 2013, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.2 billion in 2012 and about 15,000 employees in 27 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: levels of residential and commercial construction activity; levels of global industrial production; difficulties in managing production capacity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to expansion of our production capacity; economic and political conditions, including new legislation or other governmental actions; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carry-forwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; labor disputes; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date October 23, 2013, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any redistribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Copyright © 2013 Owens Corning

Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings

(unaudited)

(in millions, except per share amounts)

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2013	2012	2013	2012
NET SALES	$1,320	$1,276	$4,017	$4,013
COST OF SALES	1,067	1,074	3,284	3,386

Gross margin	253	202	733	627
OPERATING EXPENSES
Marketing and administrative expenses	128	115	395	380
Science and technology expenses	19	20	57	60
Charges related to cost reduction actions	6	—	8	36
Other (income) expenses, net	(6)	8	(8)	19

Total operating expenses	147	143	452	495

EARNINGS BEFORE INTEREST AND TAXES	106	59	281	132
Interest expense, net	29	29	87	85

EARNINGS BEFORE TAXES	77	30	194	47
Less: Income tax expense (benefit)	26	(14)	71	8
Equity in net earnings of affiliates	—	—	—	—

NET EARNINGS	51	44	123	39
Less: Net earnings attributable to noncontrolling interests	—	—	1	2

NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$51	$44	$122	$37

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.43	$0.37	$1.03	$0.31
Diluted	$0.43	$0.37	$1.02	$0.31
WEIGHTED-AVERAGE COMMON SHARES
Basic	118.0	117.9	118.4	119.8
Diluted	118.8	118.8	119.3	120.6

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management uses Adjusted Earnings Before Interest and Taxes (“Adjusted EBIT”), a non-GAAP measure. In calculating Adjusted EBIT, management excludes from net earnings attributable to Owens Corning certain non-operational items. Adjusted EBIT is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, Adjusted EBIT should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2013	2012	2013	2012
Charges related to cost reduction actions and related items	$(11)	$(22)	$(23)	$(109)
Net loss related to Hurricane Sandy	(2)	—	(16)	—

Total adjusting items	$(13)	$(22)	$(39)	$(109)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2013	2012	2013	2012
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$51	$44	$122	$37
Less: Net earnings attributable to noncontrolling interests	—	—	1	2

NET EARNINGS	51	44	123	39
Equity in net earnings of affiliates	—	—	—	—
Income tax expense	26	(14)	71	8

EARNINGS BEFORE TAXES	77	30	194	47
Interest expense, net	29	29	87	85

EARNINGS BEFORE INTEREST AND TAXES	106	59	281	132
Less: adjusting items from above	(13)	(22)	(39)	(109)

ADJUSTED EBIT	$119	$81	$320	$241

Table 3

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management uses Adjusted Earnings and Adjusted Diluted Earnings Per Share. In calculating these non-GAAP measures, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. Adjusted Earnings and Adjusted Diluted Earnings Per Share are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, these adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning or diluted earnings per common share attributable to Owens Corning common stockholders as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2013	2012	2013	2012
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$51	$44	$122	$37
Adjustment to remove adjusting items, net of tax	9	16	28	82
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	3	(20)	12	(1)

ADJUSTED EARNINGS	$63	$40	$162	$118

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.43	$0.37	$1.02	$0.31
Adjustment to remove adjusting items, net of tax	0.08	0.13	0.23	0.68
Adjustment to tax expense to reflect a pro forma tax rate*	0.02	(0.16)	0.11	(0.01)

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.53	$0.34	$1.36	$0.98

RECONCILIATON TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	118.0	117.9	118.4	119.8
Non-vested restricted shares	0.4	0.6	0.4	0.5
Options to purchase common stock	0.4	0.3	0.5	0.3

Diluted shares outstanding	118.8	118.8	119.3	120.6

*	Pro forma tax rate used in 2013 was 30%, and, 23% in 2012 as this was the adjusted effective tax rate of the Company in 2012.

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Sep. 30,	Dec. 31,
	2013	2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51	$55
Receivables, less allowances of $13 at Sep. 30, 2013, and $17 at Dec. 31, 2012	758	600
Inventories	834	786
Other current assets	270	176

Total current assets	1,913	1,617
Property, plant and equipment, net	2,905	2,903
Goodwill	1,166	1,143
Intangible assets	1,046	1,045
Deferred income taxes	482	604
Other non-current assets	215	256

TOTAL ASSETS	$7,727	$7,568

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$938	$907
Short-term debt	8	5
Long-term debt – current portion	3	4

Total current liabilities	949	916
Long-term debt, net of current portion	2,175	2,076
Pension plan liability	452	480
Other employee benefits liability	265	274
Deferred income taxes	35	38
Other liabilities	200	209
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,961	3,925
Accumulated earnings	573	451
Accumulated other comprehensive deficit	(382)	(364)
Cost of common stock in treasury (c)	(538)	(475)

Total Owens Corning stockholders’ equity	3,615	3,538
Noncontrolling interests	36	37

Total equity	3,651	3,575

TOTAL LIABILITIES AND EQUITY	$7,727	$7,568

(a)	10 shares authorized; none issued or outstanding at Sep. 30, 2013, and Dec. 31, 2012
(b)	400 shares authorized; 135.5 issued and 117.7 outstanding at Sep. 30, 2013; 135.6 issued and 118.3 outstanding at Dec. 31, 2012
(c)	17.8 shares at Sep. 30, 2013, and 17.3 shares at Dec. 31, 2012

Table 5

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended
	Sep. 30,
	2013	2012
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$123	$39
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	235	269
Gain on sale of fixed assets	(6)	(3)
Deferred income taxes	57	(25)
Provision for pension and other employee benefits liabilities	27	33
Stock-based compensation expense	21	18
Other non-cash	(13)	(9)
Change in working capital	(214)	(171)
Pension fund contribution	(30)	(42)
Payments for other employee benefits liabilities	(16)	(17)
Other	(21)	1

Net cash flow provided by operating activities	163	93

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(199)	(235)
Investment in subsidiaries and affiliates, net of cash acquired	(62)	—
Proceeds from Hurricane Sandy insurance claims	26	—
Proceeds from sale of affiliates	17	12
Purchases of alloy	(15)	—
Proceeds from sale of alloy	16	—

Net cash flow used for investing activities	(217)	(223)

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,063	1,205
Payments on senior revolving credit and receivables securitization facilities	(957)	(929)
Payments on long-term debt	(1)	(13)
Net increase (decrease) in short-term debt	3	(9)
Purchases of noncontrolling interest	—	(22)
Purchases of treasury stock	(63)	(113)
Other	7	9

Net cash flow provided by financing activities	52	128

Effect of exchange rate changes on cash	(2)	1

Net decrease in cash and cash equivalents	(4)	(1)
Cash and cash equivalents at beginning of period	55	52

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$51	$51

Table 6

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2013	2012	2013	2012
Net sales	$453	$459	$1,384	$1,433
% change from prior year	-1%	-7%	-3%	-6%
EBIT	$21	$11	$62	$68
EBIT as a % of net sales	5%	2%	4%	5%
Depreciation and amortization expense	$33	$30	$99	$91

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Building Materials segment and our businesses within this segment (in millions):

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2013	2012	2013	2012
Net sales
Insulation	$431	$384	$1,176	$1,055
Roofing	471	471	1,586	1,664

Total Building Materials	$902	$855	$2,762	$2,719
% change from prior year	5%	-15%	2%	-2%

EBIT
Insulation	$18	$3	$1	$(47)
Roofing	96	83	331	289

Total Building Materials	$114	$86	$332	$242
EBIT as a % of net sales	13%	10%	12%	9%

Depreciation and amortization expense
Insulation	$26	$28	$79	$80
Roofing	9	10	28	28

Total Building Materials	$35	$38	$107	$108

Table 7

Owens Corning and Subsidiaries

Corporate, Other and Eliminations

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2013	2012	2013	2012
Charges related to cost reduction actions and related items	$(11)	$(22)	$(23)	$(109)
Net loss related to Hurricane Sandy	(2)	—	(16)	—
General corporate expense and other	(16)	(16)	(74)	(69)

EBIT	$(29)	$(38)	$(113)	$(178)

Depreciation and amortization	$10	$21	$29	$70